UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 29, 2015, Popular, Inc. (the “Corporation”) held its Annual Meeting of Stockholders. The number of common shares present at the Annual Meeting was 90,096,773, or 86.93% of the common shares outstanding on March 2, 2015, the record date for the meeting. The matters considered and voted on by the Corporation’s stockholders at the Annual Meeting and the results of the vote of the stockholders were as follows:

Proposal 1

To elect three directors assigned to “Class 1” for a three-year term.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Alejandro M. Ballester	77,503,361	921,513	448,613	11,223,286
Richard L. Carrión	76,443,930	2,187,925	241,632	11,223,286
Carlos A. Unanue	77,936,430	570,360	366,697	11,223,286

Proposal 2

To approve an advisory vote of the Corporation’s executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
75,452,606	3,142,554	278,327	11,223,286

Proposal 3

To approve an advisory vote on the frequency of future advisory votes on the Corporation’s executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
68,000,982	335,766	10,131,886	404,853	N/A

Proposal 4

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2015.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
88,546,045	1,381,810	168,918	N/A

The press release issued by the Corporation in connection with the 2015 Annual Meeting of Stockholders is included as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated May 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: May 5, 2015	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary